                                                                    EXHIBIT 10.2

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------

     THIS AGREEMENT is made as of the 30th day of March, 1998 by and between Good Noise Corporation, a Delaware corporation (the "Company"), and Gary Culpepper (the "Purchaser").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Purchaser has devoted time and resources to the development of certain technology. The Company desires to obtain all rights to such technology and related assets as more fully described in Attachment I to Exhibit A hereto (the "Assets") in consideration of which, the Company will issue shares of its Common Stock on the terms and conditions hereinafter set forth.

     WHEREAS, the Purchaser is an employee, officer and/or director of the Company.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:


     1.   Number of Shares and Price Per Share. The Purchaser hereby agrees to
          ------------------------------------
purchase from the Company and the Company agrees to sell to Purchaser 900,000 shares of the Company's Common Stock (the "Stock") in consideration of the transfer of all of the Purchaser's rights in the Assets. Purchaser agrees to execute the form of Bill of Sale attached hereto as Exhibit A and such other documents as the Company may from time to time to request to confirm such transfer. The closing of such purchase shall occur immediately upon execution of this Agreement.

     2.   Unvested Share Repurchase Option. In the event the Purchaser's
          --------------------------------
employment with the Company is terminated for any reason or no reason, with or without cause, or if the Purchaser or the Purchaser's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of any shares purchased pursuant to this Purchase Agreement which have not vested in the Purchaser pursuant to Section 2(a) below (the "Unvested Shares"), the Company shall have the right to reacquire the Unvested Shares under the terms and subject to the conditions set forth in this Section 2 (the "Unvested Share Repurchase Option").

          (a)  Vesting of Shares. The term "Initial Vesting Date" shall mean the
               -----------------
Effective Date of this Agreement. The Stock purchased hereby will vest in the Purchaser and become "Vested Shares" on and after the Initial Vesting Date in accordance with the following schedule:

               Date                             Portion Vested
  ----------------------------------    ----------------------------------
  As of the Initial Vesting Date        300,000 shares of Stock will vest.

  For each full month of continuous     An additional 16,667 of the Stock
  service to the Company following      will vest for each such full month
  the Initial Vesting Date.             of employment.

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Provided that the aggregate percentage of Stock constituting Vested Shares may not exceed 100%, and that such numbers shall be adjusted appropriately to reflect any stock splits or recombinations, recapitalizations or the like by the Company.

          (b)  Exercise of Unvested Share Repurchase Option. Except as provided
               --------------------------------------------
in Section 2(e) below, if the Purchaser's employment or consultancy with the Company is terminated for any reason or for no reason, with or without cause, or if the Purchaser or the Purchaser's legal representative attempts to dispose of any Unvested Shares other than as allowed in this Agreement, the Company may exercise the Unvested Share Repurchase Option by written notice to the Escrow Agent (as defined in Section 9 below) and to the Purchaser or the Purchaser's legal representative within sixty (60) days after such termination or after the Company has received notice of the attempted disposition. For the purposes hereof, to be continuous, employment or consultancy must be for a minimum of 20 hours per week unless otherwise approved in writing by the Company.

          (c)  Payment for Shares and Return of Shares. Payment by the Company
               ---------------------------------------
to the Escrow Agent on behalf of the Purchaser or the Purchaser's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Purchaser to the Company shall be treated as payment to the Purchaser in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being purchased by the Company shall be an amount equal to the $0.01 per share. Within thirty (30) days after payment by the Company, the Escrow Agent shall give the shares which the Company has purchased to the Company and shall give the payment received from the Company to the Purchaser.

          (d)  Early Termination of Unvested Share Repurchase Option. The other
               -----------------------------------------------------
provisions of Section 2 notwithstanding, the Unvested Share Repurchase Option shall be terminated upon the closing of any of the following transactions: (1) a merger or the sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such merger or sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving Company; (2) the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")); or (3) in such other event as the Company's Board of Directors may determine to be appropriate; provided however, that the Unvested Share Repurchase Option shall be terminated with no action required by the Board of Directors if following any of the transactions described in (1)-(2) above, the employment of the Purchaser is terminated by the Company or its successor without cause.

          (e)  Transfers Not Subject to the Unvested Share Repurchase Option.
               -------------------------------------------------------------
The Unvested Share Repurchase Option shall not apply to a transfer to the Purchaser's ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Purchaser, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms and conditions of this Agreement, including this Section 2 providing for an Unvested Share Repurchase Option.

          (f)  Legends. The Company may at any time place a legend or legends
               -------
referencing the Unvested Share Repurchase Option on any shares subject to the Unvested Share Repurchase Option.

          (g)  Assignment of Unvested Share Repurchase Option. In the event the
               ----------------------------------------------
Company is unable to exercise the Unvested Share Repurchase Option or the Right of First Refusal (as defined in Section 4 below) pursuant to the provisions of
Section 500 et seq. of the California Corporations Code, or the corresponding
            -- ---
provisions of other applicable law, the Company shall have the right to assign the Unvested Share Repurchase Option or the Right of First Refusal to one or more persons as may be selected by the Company.

     3.   Stock Dividends, etc. If, from time to time, there is any stock
          --------------------
dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which Purchaser is entitled by reason of Purchaser's ownership of the shares acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the Unvested Share Repurchase Option and the Right of First Refusal and all other terms of this Agreement with the same force and effect as the shares subject to the Unvested Share Repurchase Option, the Right of First Refusal and all other terms of this Agreement immediately before such event in accordance with the formula set forth in
Section 2(a) above.

     4.   Agreements Between the Company and Founders.
          -------------------------------------------

          (a)  Right of First Refusal.
               ----------------------

               (i)  The Right. In the event the Purchaser proposes to sell any
                    ---------
of the Stock to one or more third parties pursuant to an understanding with such third parties in a transaction not registered under the Securities Act of 1933 (the "Securities Act") in reliance upon a claimed exemption thereunder, then the Purchaser shall first grant the Company the right to purchase all of any part of such securities (the "Offered Securities") on the same terms as the Purchaser is willing to sell such Stock to such third parties. Further, each such agreement provides that (i) the Purchaser shall deliver written notice (the "Purchaser's Notice") to the Company at least thirty (30) days prior to the closing of the proposed sale describing all material terms of the proposed sale of the Stock, which notice shall either be signed by the proposed transferee(s) or include a copy of the offer letter or letter of agreement signed by such proposed transferee(s), (ii) the Company shall be entitled to a period in which to exercise its right of first refusal of a least thirty (30) days in length from the date of the delivery of the Purchaser's Notice to the Company (the "Exercise Period"), and (iii) as required pursuant to Section 4(a)(ii) below, the Company shall assign such right of first refusal to all other shareholders of the Company (the "Eligible Purchasers" to the extent such right is not exercised with respect to all of the Offered Securities and, in the event of such an assignment, the Exercise Period shall be extended for an additional fifteen (15) days from the date of such assignment.

               (ii) Reapportionment. If the Eligible Purchasers as a group do
                    ---------------
not purchase the maximum portion of the Remaining Securities to which they are entitled pursuant to this Section 4(a) (the "Maximum Portion"), each such Eligible Purchaser shall be entitled to purchase an additional share of the Maximum Portion in the proportion, as nearly as practicable, the pro rata share of the Remaining Securities which such Eligible Purchaser indicated that he desired to purchase bore to the Maximum Portion. The Eligible Purchasers and the Purchaser shall use their best efforts to purchase and sell the Remaining Securities within thirty (30) days of the date of the delivery of the Assignment Notice. If an Eligible Purchaser gives the Purchaser notice that it desires to purchase its share of the Remaining Securities, then payment for the Remaining Securities shall be for the consideration and in accordance with the other terms of the written agreement between the Company and the Purchaser.

               (iii) Failure to Notify. If, within fifteen (15) days after the
                     -----------------
date of the delivery of the Assignment Notice, the Eligible Purchasers as a group do not notify the Purchaser that they elect to purchase all of the Remaining Securities described in such notice on the terms set forth therein, then the Purchaser may during the ninety (90) days following the end of such fifteen (15) day period, sell such Offered Securities as to which the Company and the Eligible Purchasers do not indicate a desire to purchase to the third parties (or to the representative of such third parties and other investors designed by such representative) with whom the understanding had been reached at a price and upon terms and conditions no more favorable in any material respect to such third parties as those set forth in the Purchaser's Notice. In the event the Purchaser has not sold such Offered Securities or entered into an agreement to sell such Offered Securities within said ninety (90) day period, the Purchaser shall not thereafter sell any Equity Securities without first offering such securities to the Company in the manner provided above and pursuant to the terms of the written agreement between the Company and the Purchaser.

          (b)  Condition to Transfer. All transferees of shares of Stock or any
               ---------------------
interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Refusal and the restrictions set forth in Section 4 of this Agreement.

          (c) The Right of First Refusal shall terminate at such time as a public market exists for the Company's Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Stock). For the purpose of this Agreement, a "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (ii) such stock is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal.

          (d)  Limitation on Right. Notwithstanding the provisions of this
               -------------------
Section 4, the Right of First Refusal set forth in this Section 4 shall not apply to:

               (i) any transfer to the Purchaser's (or Founder's) ancestors or descendants or spouse or to a trustee for their benefit provided that in any case any such transferee shall agree in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms of this Agreement, including the Right of First Refusal.

               (ii) any sale or transfer of Vested Shares of the Stock in a public offering of securities of the Company registered under the Securities Act in which the Company receives net proceeds of at least $10,000,000.

     5.  Restrictions on Transfer of Unvested Shares. The Purchaser may not
         -------------------------------------------
sell, transfer, pledge or otherwise dispose of any Unvested Shares of the Stock still subject to the Unvested Share Repurchase Option except as provided in
Section 2(e) and 4(c).

     6.  "Market Stand-Off" Agreement. Purchaser hereby agrees that in
         ----------------------------
connection with any underwritten public offering by the Company, during the period of duration specified by the Company and an underwriter of the Common Stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to the offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except the Common Stock included in such registration.

     7.  Consent of Spouse.  If the Purchaser is married on the date of this
         -----------------
Agreement, the Purchaser's spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective on the date hereof. Such consent shall not be
   ---------
deemed to confer or convey to the spouse any rights in the Stock that do not otherwise exist by operation of law or the agreement of the parties. If the Purchaser should marry or remarry subsequent to the date of this Agreement, the Purchaser shall within thirty (30) days thereafter obtain his or her new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit B.
                      ---------

     8.  Legends. All certificates representing any shares of Stock subject to
         -------
the provisions of this Agreement shall have endorsed thereon the following legends:

         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION, A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

         (b) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

         (c) Any legend required to be placed thereon by the California Commissioner of Corporations.

     9.  Release.
         -------

         (a) In partial consideration for the issuance of the Stock, the Purchaser hereby releases the Company and each of its officers, directors, shareholders, affiliates and all agents, successors, or assigns of said persons or entities (the "Released Parties") from any and all claims, demands, liabilities, damages, causes of action, costs, expenses and compensation of any kind or nature whatsoever, whether or not now known or unknown, suspected or claimed, matured or unmatured, fixed or contingent, which the Purchaser ever had, now has, or may claim to have from the beginning of time, against the Released Parties (whether directly or indirectly), or any of them, by reason of any act, event, or omission concerning any matter, cause or thing, including those which arise out of, or result from, or occurred in connection with the Purchaser's work with the Released Parties which preceded or related to the incorporation of the Company and its business.

         (b) The Purchaser acknowledges that there is a risk that, subsequent to the execution of this Agreement, he may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement is executed, including, without limitation, unknown or unanticipated claims which arose from, are based upon, or are related to the matters released herein which, if known by him on the date this Agreement is being executed, may have materially affected his decision to execute this Agreement. The Purchaser acknowledges that he is assuming the risk of such unknown and unanticipated claims and agree that this Agreement applies thereto. The Purchaser expressly waive the benefits of Section 1542 of the Civil Code of the State of California, which reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     10. Warranties and Representations. In connection with the proposed
         ------------------------------
purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

         (a) The Purchaser is purchasing the Stock solely for his or her own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the "Act"). The Purchaser further represents that he or she does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock he or she is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

         (b) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that he or she has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he or she deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

         (c) The Purchaser realizes that his or her purchase of the Stock will be a highly speculative investment, and he or she is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his or her investment.

         (d)  The Company has disclosed to the Purchaser that:

              (i) The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

              (ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

         (e) The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Purchaser has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and that any sale of the Stock may be made by him or her only in limited amounts during any three-month period not exceeding specified limitations. The Purchaser further represents that he or she understands that at the time he or she wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he or she would be precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied. The Purchaser represents that he or she understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         (f) Without in any way limiting the Purchaser's representations and warranties set forth above, the Purchaser further agrees that he or she shall in no event make any disposition of all or any portion of the Stock which he or she is purchasing unless and until:

              (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

              (ii) The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of his or her own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of his or her counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.

     11.  Escrow. As security for his or her faithful performance of the terms
          ------
of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Unvested Share Repurchase Unvested Shares and the Right of First Refusal herein provided for, the Purchaser agrees to deliver to and deposit with Gray Cary Ware & Freidenrich LLP, counsel to the Company (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit C, together with the certificate or certificates evidencing the Stock; such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Exhibit D attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     12.  Transfers in Violation of Agreement. The Company shall not be
          -----------------------------------
required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     13.  Rights as Shareholder. Subject to the provisions of this Agreement,
          ---------------------
the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow.

     14.  Further Instruments. The parties agree to execute such further
          -------------------
instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     15.  Notice. Any notice required or permitted hereunder shall be given in
          ------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

     16.  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, his or her heirs, executors, administrators, successors and assigns.

     17.  Entire Agreement; Amendments. This Agreement, together with the
          ----------------------------
Exhibits hereto, shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

     18.  Right to Specific Performance. The Purchaser agrees that the Company
          -----------------------------
shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

     19.  Separability. If any provision of this Agreement is held by a court of
          ------------
competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

     20.  Tax Election Notification. The Purchaser shall notify the Company in
          -------------------------
writing if Purchaser files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be filed with the Internal Revenue Service within thirty (30) days of the date of the sale herein contemplated. The Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to Purchaser in the absence of such an election.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PURCHASER"                         "COMPANY"

GARY CULPEPPER                      GOOD NOISE CORPORATION


____________________________        By:___________________________________
Gary Culpepper                            Eugene Hoffman, Jr., President

Address:

2545 Humbolt Dr.
San Leandro, CA 94577